AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 7, 2010

REGISTRATION NO. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

BEACON POWER CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	04-3372365
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

65 Middlesex Road, Tyngsboro, Massachusetts	01879
(Address of Principal Executive Offices)	(Zip Code)

2010 Stock Incentive Plan
(Full title of the plan)

F. William Capp
President and Chief Executive Officer
Beacon Power Corporation
65 Middlesex Road
Tyngsboro, Massachusetts 01879
 (Name and address of agent for service)

(978) 694-9121
(Telephone number, including area code, of agent for service)

Copy to:

Albert L. Sokol, Esq.
Edwards Angell Palmer & Dodge LLP
111 Huntington Avenue
Boston, Massachusetts 02199-7613
(617) 239-0100

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common Stock, $.01 par value per share	15,000,000	$0.29	$4,350,000	$310.16

(1)          Pursuant to Rule 416 under the Securities Act of 1933, to the extent additional shares of our Common Stock may be issued or issuable as a result of a stock split or other distribution declared at any time by our Board of Directors while this Registration Statement is in effect, this Registration Statement is hereby deemed to cover all such additional Common Stock. The shares of Common Stock registered hereby include associated preferred stock purchase rights that currently are evidenced by certificates for shares of Common Stock and that automatically trade with the shares.

(2)          Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h)(1) of the Securities Act. The price per share and aggregate offering price are based upon the average of the high and low prices of the registrant’s common stock on August 30, 2010 as reported on The Nasdaq Capital Market.

STATEMENT REGARDING INCORPORATION BY REFERENCE
FROM EFFECTIVE REGISTRATION STATEMENTS

This Registration Statement registers additional securities of the same class as other securities for which registration statements filed on Form S-8 relating to our Amended and Restated 1998 Stock Incentive Plan, which was renamed the “2010 Stock Incentive Plan” at our 2010 Annual Meeting of Stockholders (the “Plan”), are already effective. Pursuant to Instruction E to Form S-8, we incorporate by reference into this Registration Statement the contents of the registration statements we filed on Forms S-8 (File Nos. 333-50260 and 333-132638) with the Securities and Exchange Commission on November 20, 2000 and March 22, 2006 in their entirety and including exhibits thereto, relating to the registration of shares of our Common Stock, $0.01 par value per share previously authorized for issuance under the Plan. This Registration Statement provides for the registration of an additional 15,000,000 shares of our Common Stock authorized for issuance under the Plan pursuant to an amendment to the Plan adopted by our stockholders to increase the shares available under the Plan on July 21, 2010.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.    Exhibits.

See the Exhibit Index immediately following the signature page.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Tyngsboro, Commonwealth of Massachusetts, on September 7, 2010.

BEACON POWER CORPORATION

By:	/s/ F. William Capp
F. William Capp
President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Beacon Power Corporation, hereby severally constitute and appoint F. William Capp and James M. Spiezio, and each of them singly, our true and lawful attorneys-in-fact, with full power to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 (including any post-effective amendments thereto), and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all such things in our name and behalf in our capacities as officers and directors to enable Beacon Power Corporation to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated.

Signature	Title	Date

/s/ F. William Capp	President and Chief Executive Officer	September 7, 2010
F. William Capp	(Principal Executive Officer) and Director

/s/ James M. Spiezio	Vice President of Finance, Chief Financial Officer,	September 7, 2010
James M. Spiezio	Treasurer and Secretary (Principal Financial and
Accounting Officer)

/s/ Virgil G. Rose	Chairman of the Board of Directors	September 7, 2010
Virgil G. Rose

/s/ Stephen P. Adik	Director	September 7, 2010
Stephen P. Adik

/s/ Daniel E. Kletter	Director	September 7, 2010
Daniel E. Kletter

/s/ Jack P. Smith	Director	September 7, 2010
Jack P. Smith

/s/ Edward A. Weihman	Director	September 7, 2010
Edward A. Weihman

EXHIBIT INDEX

Exhibit Number	Exhibit

4.1

Sixth Amended and Restated Certificate of Incorporation. Filed as Exhibit 3.1 to the Company’s Annual Report on Form 10-K filed on March 17, 2008 (File No. 000-16171) and incorporated herein by reference.

4.2

Certificate of Amendment of Certificate of Incorporation, dated June 25, 2007. Filed as Exhibit 3.2 to the Company’s Annual Report on Form 10-K filed on March 17, 2008 (File No. 000-16171) and incorporated herein by reference.

4.3

Certificate of Amendment of the Sixth Amended and Restated Certificate of Incorporation, dated June 26, 2007. Filed as Exhibit 3.3 to the Company’s Annual Report on Form 10-K filed on March 17, 2008 (File No. 000-16171) and incorporated herein by reference.

4.4

Certificate of Amendment of the Sixth Amended and Restated Certificate of Incorporation, dated June 11, 2009. Filed as Exhibit 3.4 to the Company’s Quarterly Report on Form 10-Q filed on August 6, 2009 (File No. 000-16171) and incorporated herein by reference.

4.5	Amended and Restated Bylaws, as amended. Filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on October 1, 2007 (File No. 000-16171) and incorporated herein by reference.

4.6

Rights Agreement dated as of September 25, 2002 between Beacon and Equiserve Trust Company, NA. Filed as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed on October 4, 2002 (File No. 000-16171) and incorporated herein by reference.

4.7

Amendment No. 1 to Rights Agreement dated as of December 27, 2002. Filed as Exhibit 12.2 to the Company’s Annual Report on Form 10-K filed on March 31, 2003 (File No. 000-16171) and incorporated herein by reference.

4.8

Amendment No. 2 to Rights Agreement dated as of August 8, 2007. Filed as Exhibit 4.6 to the Company’s Registration Statement on Form S-3 filed on August 17, 2007 (File No. 333-145165) and incorporated herein by reference.

4.9

Amendment No. 3 to Rights Agreement dated as of October 24, 2007. Filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on October 26, 2007 (File No. 000-16171) and incorporated herein by reference.

4.10

Amendment No. 4 to Rights Agreement dated as of February 18, 2009. Filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on February 20, 2009 (File No. 000-16171) and incorporated herein by reference.

4.11

Amendment No. 5 to Rights Agreement dated as of June 19, 2009. Filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on June 22, 2009 (File No. 000-16171) and incorporated herein by reference.

5.1	Opinion of Edwards Angell Palmer & Dodge LLP as to the legality of the securities registered hereunder. Filed herewith.

10.1	2010 Stock Incentive Plan. Filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on July 26, 2010 (File No. 000-16171) and incorporated herein by reference.

23.1	Consent of Miller Wachman LLP, an independent registered public accounting firm. Filed herewith.

23.2	Consent of Edwards Angell Palmer & Dodge LLP. Included in its opinion filed as Exhibit 5.1.

24.1	Power of Attorney (included in the signature page hereto).